Exhibit 99.2

	SEMPRA ENERGY
	Table F (Unaudited)

Statement of Operations Data by Segment

Three Months Ended September 30, 2015

(Dollars in millions)	SDG&E	SoCalGas		Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 1,230	$ 620	(1)	$ 373	$ 193	$ 12	$ 160	$ (107)	$ 2,481

Cost of sales and other expenses	(778)	(517)		(298)	(122)	(13)	(176)	100	(1,804)

Depreciation and amortization	(152)	(116)		(12)	(18)	(2)	(12)	(3)	(315)

Equity earnings, before income tax	-	-		-	-	8	25	-	33

Other income (expense), net	8	8		9	(4)	-	-	(9)	12

Income (loss) before interest and tax (2)	308	(5)		72	49	5	(3)	(19)	407

Net interest (expense) income (3)	(51)	(23)		(4)	(6)	1	3	(57)	(137)

Income tax (expense) benefit	(75)	20	(1)	(16)	6	9	-	41	(15)

Equity (losses) earnings, net of income tax	-	-		(3)	30	-	-	-	27

(Earnings) losses attributable to noncontrolling interests	(12)	-		(6)	(16)	-	1	(1)	(34)

Earnings (losses)	$ 170	$ (8)	(1)	$ 43	$ 63	$ 15	$ 1	$ (36)	$ 248

Three Months Ended September 30, 2014

(Dollars in millions)	SDG&E	SoCalGas		Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 1,233	$ 855		$ 379	$ 234	$ 10	$ 252	$ (148)	$ 2,815

Cost of sales and other expenses	(823)	(593)		(305)	(156)	(13)	(255)	137	(2,008)

Depreciation and amortization	(134)	(109)		(14)	(16)	(1)	(17)	(1)	(292)

Gain on sale of equity interest	-	-		-	19	-	-	-	19

Equity earnings, before income tax	-	-		-	-	7	15	-	22

Other income (expense), net	9	6		10	5	-	1	(2)	29

Income (loss) before interest and tax (2)	285	159		70	86	3	(4)	(14)	585

Net interest expense (3)	(51)	(17)		(3)	(4)	(2)	(1)	(60)	(138)

Income tax (expense) benefit	(65)	(44)		(26)	(13)	16	31	30	(71)

Equity (losses) earnings, net of income tax	-	-		(2)	9	-	-	-	7

Earnings attributable to noncontrolling interests	(12)	-		(7)	(15)	-	-	(1)	(35)

Earnings (losses)	$ 157	$ 98		$ 32	$ 63	$ 17	$ 26	$ (45)	$ 348

(1)	Reflects the impact of seasonalization at Southern California Gas as discussed on Table D.
(2)

Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(3)	Includes interest income, interest expense and preferred dividends of subsidiary.

	SEMPRA ENERGY
	Table F (Unaudited)

Statement of Operations Data by Segment

Nine Months Ended September 30, 2015

(Dollars in millions)	SDG&E		SoCalGas		Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 3,168		$ 2,448	(1)	$ 1,151	$ 508	$ 30	$ 512	$ (287)	$ 7,530

Cost of sales and other expenses	(1,934)		(1,705)		(923)	(314)	(36)	(528)	250	(5,190)

Depreciation and amortization	(446)		(342)		(37)	(52)	(5)	(36)	(7)	(925)

Plant closure adjustment	21		-		-	-	-	-	-	21

Gain on sale of assets	-		-		1	-	-	61	-	62

Equity earnings, before income tax	-		-		-	-	20	59	-	79

Other income, net	26		25		18	11	1	-	7	88

Income (loss) before interest and tax (2)	835		426		210	153	10	68	(37)	1,665

Net interest (expense) income (3)	(155)		(59)		(8)	(13)	-	3	(162)	(394)

Income tax (expense) benefit	(217)		(91)	(1)	(50)	(7)	37	(29)	81	(276)

Equity (losses) earnings, net of income tax	-		-		(4)	68	-	-	-	64

(Earnings) losses attributable to noncontrolling interests	(20)		-		(19)	(41)	-	1	-	(79)

Earnings (losses)	$ 443		$ 276	(1)	$ 129	$ 160	$ 47	$ 43	$ (118)	$ 980

Nine Months Ended September 30, 2014

(Dollars in millions)	SDG&E		SoCalGas		Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas	Consolidating Adjustments, Parent & Other	Total

Revenues	$ 3,283		$ 2,857		$ 1,147	$ 621	$ 25	$ 748	$ (393)	$ 8,288

Cost of sales and other expenses	(2,162)		(2,132)		(916)	(425)	(36)	(723)	344	(6,050)

Depreciation and amortization	(395)		(321)		(41)	(47)	(4)	(50)	(8)	(866)

Plant closure adjustment	13	(4)	-		-	-	-	-	-	13

Gain on sale of equity interests and assets	-		-		2	19	27	-	-	48

Equity earnings, before income tax	-		-		-	-	18	44	-	62

Other income, net	29		13		15	27	1	2	31	118

Income (loss) before interest and tax (2)	768		417		207	195	31	21	(26)	1,613

Net interest expense (3)	(152)		(51)		(14)	(11)	(3)	(3)	(170)	(404)

Income tax (expense) benefit	(217)		(110)		(59)	(37)	35	22	75	(291)

Equity (losses) earnings, net of income tax	-		-		(4)	26	-	-	-	22

Earnings attributable to noncontrolling interests	(20)		-		(21)	(34)	-	(1)	-	(76)

Earnings (losses)	$ 379		$ 256		$ 109	$ 139	$ 63	$ 39	$ (121)	$ 864

(1)	Reflects the impact of seasonalization at Southern California Gas as discussed on Table D.
(2)

Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(3)	Includes interest income, interest expense and preferred dividends of subsidiary.
(4)	After taxes, including a $17 million charge to reduce certain tax regulatory assets attributed to SONGS, the adjustment to loss from plant closure was a $9 million charge to earnings.